Exhibit 99.1

Corporate Communications
mediarelations@aa.com

Investor Relations
investor.relations@aa.com

FOR RELEASE: Thursday, July 22, 2021
AMERICAN AIRLINES REPORTS SECOND-QUARTER 2021 FINANCIAL RESULTS
Record liquidity and confidence in recovery drive accelerated deleveraging
FORT WORTH, Texas –– American Airlines Group Inc. (NASDAQ: AAL) today reported its second-quarter 2021 financial results, including:
•Second-quarter net profit of $19 million, or $0.03 per diluted share. Excluding net special items1, second-quarter net loss of $1.1 billion, or ($1.69) per share.
•Second-quarter revenue of $7.5 billion, up 87% sequentially from the first quarter of 2021.
•Ended the second quarter with approximately $21.3 billion of total available liquidity, a record for the Company.
•Accelerated the deleveraging process with prepayment of $950 million spare parts term loan.
•Company plans to pay down approximately $15 billion of debt by the end of 2025.
“We have taken a number of steps to solidify our business through our Green Flag Plan and it shows in our second-quarter results,” said American’s Chairman and CEO Doug Parker. “We have reshaped our network, simplified our fleet and made our cost structure more efficient, all to create an airline that will outperform competitors and deliver for customers. The green flag has dropped and we are ready thanks to the tremendous efforts and dedication of the American Airlines team.”
American is committed to strengthening its business and returning to profitability by focusing on its three strategic objectives: Create a world-class customer experience, make culture a competitive advantage and build American to thrive forever.
To create a world-class customer experience, American:
•Plans to operate more than 150 new routes this summer, including several new destinations and greater connectivity in Miami, Austin, Texas, and Orlando, Florida. During the summer season, American expects to fly more than 90% of its domestic seat capacity and 80% of its international seat capacity, in each case as compared to 2019.
•Scheduled 10 new domestic and four new international destinations from Austin for this fall as a result of increased customer demand. American and its partners will offer the most options in Austin this fall, with nearly 100 peak day departures.

American Airlines Reports Second-Quarter 2021 Financial Results
July 22, 2021

•Transitioned regional flight operations at Reagan National Airport from Gate 35X to a new 14-gate concourse, providing customers with a range of new amenities, including an all dual-class operation.
•Continued to launch COVID-19 testing tools to make flying safer and easier, including self-administered and packable home tests.
•Worked with VeriFLY to expand the app's capabilities to include COVID-19 vaccination verification, which is now available in 11 countries, with more planned in the third quarter. Customer usage of VeriFLY has quadrupled since the first quarter and the app can be used at expedited check-in lanes at most U.S. hub airports.
•Introduced Five Star Essentials at Charlotte Douglas International Airport, Dallas Fort Worth International Airport and Miami International Airport. The service provides an extra set of hands during the customer journey from check-in to the gate.
•Continued to welcome back customers to Admirals Club lounges across the system with new signature menu offerings and the expansion of innovative touchless technology. All Admirals Club lounges will reopen by the end of August and American’s Flagship Lounge locations will start reopening this fall.
•Reintroduced full beverage service in all domestic premium cabins and resumed offering canned drinks, juice and water in the main cabin.
•Revamped its premium cabin onboard amenity kits in partnership with Shinola and D.S. & Durga, brands celebrated for thoughtful design and creativity.
•Refreshed its inflight entertainment offerings by adding new lifestyle entertainment choices with free access to Rosetta Stone and Skillshare, making it the first U.S. airline to tap into online/remote learning from 35,000 feet.
To make culture a competitive advantage, American:
•Fortified its staffing by completing all required recall pilot training and bringing back more than 3,000 team members from leaves — with thousands more flight attendants returning from leaves this fall. American has hired nearly 3,500 new team members so far in 2021 and plans to hire 350 pilots this year and more than 1,000 pilots and 800 flight attendants in 2022.
•Donated 10 million AAdvantage® miles to Make-A-Wish, the organization that creates life-changing wishes for children with critical illnesses, to help grant 95 wishes, in honor of American’s 95th birthday.
•Initiated a new partnership with the National Park Foundation to encourage exploration of some of the country’s most iconic natural wonders, historic sites, and cultural treasures, and to connect customers with opportunities to support the future of America’s national parks. Customers donated more than 37 million AAdvantage miles to the National Park Foundation through the airline’s new Miles for Our Planet initiative.
•Raised nearly $1.5 million in support of the American Red Cross and Red Crescent Societies’ efforts to fight the COVID-19 pandemic around the world, including in Brazil, India and other countries in need of assistance to battle the devastating virus. The airline and more than 11,000 AAdvantage members raised the full amount in less than one month.
•Partnered with United Way of Miami-Dade to provide travel assistance and help reunite families that were impacted by the tragic building collapse in Surfside, Florida.

American Airlines Reports Second-Quarter 2021 Financial Results
July 22, 2021

To build American to thrive forever, American:
•Committed to develop a science-based target for reducing its greenhouse gas emissions by 2035, supporting the airline’s existing commitment to reach net-zero emissions by 2050. American also agreed to terms to purchase up to 10 million gallons of carbon-neutral sustainable aviation fuel (SAF) produced by Prometheus Fuels, which uses a novel process to make net zero carbon transportation fuels, including SAF.
•Announced investment in Vertical Aerospace, a leading U.K.-based engineering and aeronautical business developing electric vertical takeoff and landing aircraft. With the investment, American is demonstrating its focus on emerging technologies to reduce carbon emissions and investing in innovative ways that could improve the customer journey.
•During the second quarter, American had debt amortization and prepayments of approximately $985 million.

Liquidity and balance sheet
The Company’s daily cash burn rate turned positive for the second quarter to a cash build rate of approximately $1 million per day2. American ended the second quarter with a record of approximately $21.3 billion of total available liquidity. The Company expects to keep near-term liquidity at elevated levels but expects to step down its target liquidity to approximately $10 billion to $12 billion in 2022.
American is committed to improving its balance sheet. The Company now expects to reduce its debt by more than $15 billion by the end of 2025 versus its previous guidance of $8 billion to $10 billion. American plans to accomplish this objective through naturally occurring amortization, by using excess cash and free cash flow to pay down prepayable debt, and by potentially using cash instead of debt for certain future aircraft deliveries.
As evidence of the Company’s commitment to delever and its confidence in the future, today American is prepaying the entirety of its $950 million spare parts term loan that was scheduled to mature in April 2023.
Network and partnerships
American and JetBlue continue to roll out benefits for customers to create a seamless customer experience. Starting this fall, AAdvantage elite and TrueBlue Mosaic members will also begin to enjoy benefits across both carriers. This next phase of benefits will include priority check-in, security and boarding, plus up to two complimentary checked bags. American’s AAdvantage members and JetBlue’s TrueBlue members already earn miles or points traveling on either carrier. AAdvantage is now the only loyalty program that allows elite status-earning opportunities when flying across three U.S. carriers — American, JetBlue and Alaska Airlines.
As a result of American’s Northeast Alliance with JetBlue, New York and Boston travelers are seeing significantly expanded travel opportunities with new nonstop service and additional codeshare routes. As part of the alliance, American and JetBlue will operate more than 700 daily flights from New York and Boston this winter, giving customers more choice than any other airline can offer. Additionally, customers traveling on a joint American-JetBlue itinerary will now experience the fastest secure side connecter at New York — JFK and an industry-leading network. Expansion of the airline’s network will provide better global connectivity for growing markets like Austin, Texas, and Nashville, Tennessee.

American Airlines Reports Second-Quarter 2021 Financial Results
July 22, 2021

With American’s extensive network, partnerships and membership in oneworld, customers returning to travel have access to an unmatched global network.
Guidance and investor update
American will continue to match its forward capacity with observed bookings trends. Based on current trends, the Company expects its third-quarter capacity to be down approximately 15% to 20% compared to the third quarter of 2019. American expects its third-quarter total revenue to be down approximately 20% versus the third quarter of 2019. The Company also expects its third quarter pre-tax margin excluding net special items will be between negative 3% and negative 7%3.
For additional financial forecasting detail, please refer to the Company’s investor update, filed with this press release with the SEC on Form 8-K. This filing will be available at
aa.com/investorrelations.
Conference call and webcast details
The Company will conduct a live audio webcast of its financial results conference call at 7:30 a.m. CDT today. The call will be available to the public on a listen-only basis at
aa.com/investorrelations. An archive of the webcast will be available on the website through at least Aug. 22.
Notes
See the accompanying notes in the Financial Tables section of this press release for further explanation, including a reconciliation of all GAAP to non-GAAP financial information.
1.The Company recognized $1.4 billion of net special credits before the effect of taxes in the second quarter of 2021 principally related to the financial assistance received pursuant to Payroll Support Program Agreements.
2.A reconciliation of this calculation can be found in the tables that follow.
3.American is unable to reconcile certain forward-looking projections to GAAP, as the nature or amount of net special items cannot be determined at this time.
About American Airlines Group
American's purpose is to care for people on life’s journey. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL and the Company’s stock is included in the S&P 500. Learn more about what’s happening at American by visiting news.aa.com and connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.

American Airlines Reports Second-Quarter 2021 Financial Results
July 22, 2021

Cautionary statement regarding forward-looking statements and information
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act, the Exchange Act and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the Company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

American Airlines Reports Second-Quarter 2021 Financial Results
July 22, 2021

American Airlines Group Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share amounts)
(Unaudited)

	3 Months Ended June 30,		Percent Increase (Decrease)		6 Months Ended June 30,		Percent Increase (Decrease)
	2021	2020 (1)			2021	2020 (1)
Operating revenues:
Passenger	$6,545	$1,108	nm	(2)	$9,724	$8,788	10.7
Cargo	326	130	nm		641	277	nm
Other	607	384	57.9		1,121	1,072	4.5
Total operating revenues	7,478	1,622	nm		11,486	10,137	13.3
Operating expenses:
Aircraft fuel and related taxes	1,611	309	nm		2,644	2,092	26.4
Salaries, wages and benefits	2,862	2,610	9.6		5,593	5,830	(4.1)
Regional expenses:
Regional operating expenses	558	408	37.1		1,102	1,464	(24.7)
Regional depreciation and amortization	77	84	(8.2)		159	168	(5.5)
Maintenance, materials and repairs	459	287	59.9		835	915	(8.8)
Other rent and landing fees	686	413	66.2		1,256	1,024	22.7
Aircraft rent	356	334	6.4		706	669	5.6
Selling expenses	277	57	nm		427	442	(3.4)
Depreciation and amortization	481	499	(3.6)		959	1,059	(9.4)
Special items, net	(1,288)	(1,494)	(13.8)		(2,996)	(362)	nm
Other	958	601	59.6		1,675	1,870	(10.5)
Total operating expenses	7,037	4,108	71.3		12,360	15,171	(18.5)
Operating income (loss)	441	(2,486)	nm		(874)	(5,034)	(82.6)
Nonoperating income (expense):
Interest income	5	10	(50.7)		8	31	(73.2)
Interest expense, net	(486)	(254)	91.0		(856)	(512)	67.3
Other income (expense), net	49	71	(31.1)		158	(34)	nm
Total nonoperating expense, net	(432)	(173)	nm		(690)	(515)	34.2
Income (loss) before income taxes	9	(2,659)	nm		(1,564)	(5,549)	(71.8)
Income tax benefit	(10)	(592)	(98.4)		(333)	(1,241)	(73.1)
Net income (loss)	$19	$(2,067)	nm		$(1,231)	$(4,308)	(71.4)

Earnings (loss) per common share:
Basic	$0.03	$(4.82)			$(1.92)	$(10.08)
Diluted	$0.03	$(4.82)			$(1.92)	$(10.08)
Weighted average shares outstanding (in thousands):
Basic	644,123	428,807			639,366	427,260
Diluted	656,372	428,807			639,366	427,260
Note: Percent change may not recalculate due to rounding.
(1)Beginning in the first quarter of 2021, aircraft fuel and related taxes as well as certain salaries, wages and benefits, other rent and landing fees, selling and other expenses are no longer allocated to regional expenses on the Company's condensed consolidated statements of operations. The three and six months ended June 30, 2020 condensed consolidated statements of operations have been recast to conform to the 2021 presentation. This statement of operations presentation change has no impact on total operating expenses or net loss.
(2)Not meaningful or greater than 100% change.

American Airlines Reports Second-Quarter 2021 Financial Results
July 22, 2021

American Airlines Group Inc.
Consolidated Operating Statistics (1)
(Unaudited)

	3 Months Ended June 30,		Increase (Decrease)	6 Months Ended June 30,		Increase (Decrease)
	2021	2020		2021	2020

Revenue passenger miles (millions)	42,022	7,231	nm %	64,486	52,402	23.1%
Available seat miles (ASM) (millions)	54,555	17,081	nm %	92,319	79,180	16.6%
Passenger load factor (percent)	77.0	42.3	34.7 pts	69.9	66.2	3.7 pts
Yield (cents)	15.57	15.32	1.7%	15.08	16.77	(10.1) %
Passenger revenue per ASM (cents)	12.00	6.48	85.0%	10.53	11.10	(5.1) %
Total revenue per ASM (cents)	13.71	9.50	44.3%	12.44	12.80	(2.8) %
Cargo ton miles (millions)	555	176	nm %	1,087	612	77.5%
Cargo yield per ton mile (cents)	58.86	73.98	(20.4) %	59.02	45.24	30.4%

Fuel consumption (gallons in millions)	844	275	nm %	1,452	1,246	16.5%
Average aircraft fuel price including related taxes (dollars per gallon)	1.91	1.13	69.5%	1.82	1.68	8.4%

Operating cost per ASM (cents)	12.90	24.05	(46.4) %	13.39	19.16	(30.1) %
Operating cost per ASM excluding net special items (cents)	15.57	33.84	(54.0) %	17.05	19.73	(13.6) %
Operating cost per ASM excluding net special items and fuel (cents)	12.61	32.04	(60.6) %	14.18	17.08	(17.0) %

Passenger enplanements (thousands)	44,019	8,371	nm %	68,256	50,573	35.0%
Departures (thousands):
Mainline	220	81	nm %	372	333	11.8%
Regional	247	103	nm %	433	383	13.0%
Total	467	184	nm %	805	716	12.4%
Average stage length (miles):
Mainline	1,172	1,068	9.8%	1,186	1,132	4.7%
Regional	483	482	0.1%	492	473	4.2%
Total	808	738	9.3%	813	779	4.3%
Aircraft at end of period:
Mainline (2)	854	849	0.6%	854	849	0.6%
Regional (3)	559	545	2.6%	559	545	2.6%
Total	1,413	1,394	1.4%	1,413	1,394	1.4%
Full-time equivalent employees at end of period:
Mainline	91,100	86,000	5.9%	91,100	86,000	5.9%
Regional (4)	26,300	21,400	22.9%	26,300	21,400	22.9%
Total	117,400	107,400	9.3%	117,400	107,400	9.3%
Note: Amounts may not recalculate due to rounding.
(1)Unless otherwise noted, operating statistics include mainline and regional operations. Regional includes wholly-owned regional airline subsidiaries and operating results from capacity purchase carriers.
(2)Excludes 37 Boeing 737-800 mainline aircraft that are in temporary storage at June 30, 2021.
(3)Includes aircraft owned and leased by American as well as aircraft operated by third-party regional carriers under capacity purchase agreements. Excludes three Embraer 145 regional aircraft that are in temporary storage at June 30, 2021.
(4)Regional full-time equivalent employees only include our wholly-owned regional airline subsidiaries.

American Airlines Reports Second-Quarter 2021 Financial Results
July 22, 2021

American Airlines Group Inc.
Consolidated Revenue Statistics by Region
(Unaudited)

	3 Months Ended June 30,		Increase (Decrease)	6 Months Ended June 30,		Increase (Decrease)
	2021	2020		2021	2020
Domestic (1)
Revenue passenger miles (millions)	34,871	6,804	nm %	53,408	38,661	38.1%
Available seat miles (ASM) (millions)	41,037	15,434	nm %	68,989	59,672	15.6%
Passenger load factor (percent)	85.0	44.1	40.9 pts	77.4	64.8	12.6 pts
Passenger revenue (dollars in millions)	5,444	1,027	nm %	8,099	6,806	19.0%
Yield (cents)	15.61	15.09	3.5%	15.16	17.60	(13.9) %
Passenger revenue per ASM (cents)	13.27	6.65	99.5%	11.74	11.41	2.9%

Latin America (2)
Revenue passenger miles (millions)	5,970	200	nm %	9,546	7,316	30.5%
Available seat miles (millions)	8,461	700	nm %	16,326	9,768	67.1%
Passenger load factor (percent)	70.6	28.6	42.0 pts	58.5	74.9	(16.4) pts
Passenger revenue (dollars in millions)	936	34	nm %	1,417	1,214	16.8%
Yield (cents)	15.68	17.07	(8.2) %	14.85	16.59	(10.5) %
Passenger revenue per ASM (cents)	11.06	4.88	nm %	8.68	12.42	(30.1) %

Atlantic
Revenue passenger miles (millions)	939	189	nm %	1,139	4,374	(74.0) %
Available seat miles (millions)	4,035	817	nm %	5,186	7,056	(26.5) %
Passenger load factor (percent)	23.3	23.1	0.2 pts	22.0	62.0	(40.0) pts
Passenger revenue (dollars in millions)	125	42	nm %	147	565	(74.0) %
Yield (cents)	13.26	22.28	(40.5) %	12.88	12.92	(0.3) %
Passenger revenue per ASM (cents)	3.09	5.16	(40.1) %	2.83	8.01	(64.7) %

Pacific
Revenue passenger miles (millions)	242	38	nm %	393	2,051	(80.9) %
Available seat miles (millions)	1,022	130	nm %	1,818	2,684	(32.3) %
Passenger load factor (percent)	23.7	29.0	(5.3) pts	21.6	76.4	(54.8) pts
Passenger revenue (dollars in millions)	40	5	nm %	61	203	(70.0) %
Yield (cents)	16.71	12.61	32.6%	15.49	9.89	56.6%
Passenger revenue per ASM (cents)	3.96	3.65	8.4%	3.35	7.56	(55.7) %

Total International
Revenue passenger miles (millions)	7,151	427	nm %	11,078	13,741	(19.4) %
Available seat miles (millions)	13,518	1,647	nm %	23,330	19,508	19.6%
Passenger load factor (percent)	52.9	25.9	27.0 pts	47.5	70.4	(22.9) pts
Passenger revenue (dollars in millions)	1,101	81	nm %	1,625	1,982	(18.0) %
Yield (cents)	15.39	18.98	(18.9) %	14.67	14.42	1.7%
Passenger revenue per ASM (cents)	8.14	4.92	65.5%	6.97	10.16	(31.4) %
Note: Amounts may not recalculate due to rounding.
(1)Domestic results include Canada, Puerto Rico and U.S. Virgin Islands.
(2)Latin America results include the Caribbean.

American Airlines Reports Second-Quarter 2021 Financial Results
July 22, 2021

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
American Airlines Group Inc. (the Company) sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.
The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures:
–Pre-Tax Income (Loss) (GAAP measure) to Pre-Tax Loss Excluding Net Special Items (non-GAAP measure)
–Pre-Tax Margin (GAAP measure) to Pre-Tax Margin Excluding Net Special Items (non-GAAP measure)
–Net Income (Loss) (GAAP measure) to Net Loss Excluding Net Special Items (non-GAAP measure)
–Basic and Diluted Earnings (Loss) Per Share (GAAP measure) to Basic and Diluted Loss Per Share Excluding Net Special Items (non-GAAP measure)
–Operating Income (Loss) (GAAP measure) to Operating Loss Excluding Net Special Items (non-GAAP measure)
Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the Company’s core operating performance.
Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding net special items and fuel. Management uses total operating costs and CASM excluding net special items and aircraft fuel to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude aircraft fuel and net special items allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

Reconciliation of Pre-Tax Loss Excluding Net Special Items	3 Months Ended June 30,		Percent Increase (Decrease)	6 Months Ended June 30,		Percent Increase (Decrease)
	2021	2020		2021	2020
	(in millions, except share and per share amounts)			(in millions, except share and per share amounts)
Pre-tax income (loss) as reported	$9	$(2,659)		$(1,564)	$(5,549)
Pre-tax net special items:
Mainline operating special items, net (1)	(1,288)	(1,494)		(2,996)	(362)
Regional operating special items, net (2)	(167)	(178)		(381)	(85)
Nonoperating special items, net (3)	37	11		13	228
Total pre-tax net special items	(1,418)	(1,661)		(3,364)	(219)

Pre-tax loss excluding net special items	$(1,409)	$(4,320)	(67.4%)	$(4,928)	$(5,768)	(14.6%)

Calculation of Pre-Tax Margin
Pre-tax income (loss) as reported	$9	$(2,659)		$(1,564)	$(5,549)
Total operating revenues as reported	$7,478	$1,622		$11,486	$10,137
Pre-tax margin	0.1%	(163.9%)		(13.6%)	(54.7%)

Calculation of Pre-Tax Margin Excluding Net Special Items
Pre-tax loss excluding net special items	$(1,409)	$(4,320)		$(4,928)	$(5,768)
Total operating revenues as reported	$7,478	$1,622		$11,486	$10,137
Pre-tax margin excluding net special items	(18.8%)	(266.3%)		(42.9%)	(56.9%)

Reconciliation of Net Loss Excluding Net Special Items
Net income (loss) as reported	$19	$(2,067)		$(1,231)	$(4,308)
Net special items:
Total pre-tax net special items (1), (2), (3)	(1,418)	(1,661)		(3,364)	(219)
Net tax effect of net special items	309	374		762	44
Net loss excluding net special items	$(1,090)	$(3,354)	(67.5%)	$(3,833)	$(4,483)	(14.5%)

Reconciliation of Basic and Diluted Loss Per Share Excluding Net Special Items
Net loss excluding net special items	$(1,090)	$(3,354)		$(3,833)	$(4,483)
Shares used for computation (in thousands):
Basic and diluted	644,123	428,807		639,366	427,260
Loss per share excluding net special items:
Basic and diluted	$(1.69)	$(7.82)		$(6.00)	$(10.49)

American Airlines Reports Second-Quarter 2021 Financial Results
July 22, 2021

Reconciliation of Operating Loss Excluding Net Special Items	3 Months Ended June 30,		6 Months Ended June 30,
	2021	2020	2021	2020
	(in millions)		(in millions)
Operating income (loss) as reported	$441	$(2,486)	$(874)	$(5,034)
Operating net special items:
Mainline operating special items, net (1)	(1,288)	(1,494)	(2,996)	(362)
Regional operating special items, net (2)	(167)	(178)	(381)	(85)
Operating loss excluding net special items	$(1,014)	$(4,158)	$(4,251)	$(5,481)

Reconciliation of Total Operating Cost per ASM Excluding Net Special Items and Fuel
Total operating expenses as reported	$7,037	$4,108	$12,360	$15,171
Operating net special items:
Mainline operating special items, net (1)	1,288	1,494	2,996	362
Regional operating special items, net (2)	167	178	381	85
Total operating expenses, excluding net special items	8,492	5,780	15,737	15,618

Aircraft fuel and related taxes	(1,611)	(309)	(2,644)	(2,092)
Total operating expenses, excluding net special items and fuel	$6,881	$5,471	$13,093	$13,526
	(in cents)		(in cents)
Total operating expenses per ASM as reported	12.90	24.05	13.39	19.16
Operating net special items per ASM:
Mainline operating special items, net (1)	2.36	8.75	3.25	0.46
Regional operating special items, net (2)	0.31	1.04	0.41	0.11
Total operating expenses per ASM, excluding net special items	15.57	33.84	17.05	19.73

Aircraft fuel and related taxes per ASM	(2.95)	(1.81)	(2.86)	(2.64)
Total operating expenses per ASM, excluding net special items and fuel	12.61	32.04	14.18	17.08
Note: Amounts may not recalculate due to rounding.
FOOTNOTES:
(1)The 2021 second quarter mainline operating special items, net principally included $1.3 billion of Payroll Support Program (PSP) financial assistance. The 2021 six month period mainline operating special items, net principally included $3.2 billion of PSP financial assistance, offset in part by $168 million of salary and medical costs primarily associated with certain team members who opted in to voluntary early retirement programs offered as a result of reductions to the Company's operation due to the COVID-19 pandemic.
Cash payments for salary and medical costs associated with our voluntary early retirement programs were approximately $120 million and $290 million for the 2021 second quarter and six month period, respectively.
The 2020 second quarter mainline operating special items, net principally included $1.8 billion of PSP financial assistance, offset in part by $332 million of salary and medical costs primarily associated with certain team members who opted in to voluntary early retirement programs. The 2020 six month period mainline operating special items, net principally included $1.8 billion of PSP financial assistance, offset in part by $743 million of fleet impairment charges, $537 million of salary and medical costs primarily associated with certain team members who opted in to voluntary early retirement programs and $228 million of one-time labor contract expenses resulting from the ratification of a new contract with the Company's maintenance and fleet service team members, including signing bonuses and adjustments to vacation accruals resulting from pay rate increases.
Fleet impairment charges in the 2020 six month period included a $675 million non-cash write-down of aircraft and spare parts and $68 million in write-offs of right-of-use assets and lease return costs associated with our mainline fleet, principally Boeing 757, Boeing 767, Airbus A330-300 and Embraer 190 fleets, which were retired as a result of the decline in demand for air travel due to the COVID-19 pandemic.
(2)The 2021 second quarter regional operating special items, net principally included $167 million of PSP financial assistance. The 2021 six month period regional operating special items, net principally included $410 million of PSP financial assistance, offset in part by $27 million of fleet impairment charges. The fleet impairment charges principally included a non-cash write-down of regional aircraft resulting from the Company’s decision to retire its remaining fleet of Embraer 140 aircraft earlier than planned.
The 2020 second quarter regional operating special items, net principally included $216 million of PSP financial assistance, offset in part by $24 million of fleet impairment charges and $14 million of salary and medical costs primarily associated with certain team members who opted in to voluntary early retirement programs. The 2020 six month period regional operating special items, net principally included $216 million of PSP financial assistance, offset in part by $117 million of fleet impairment charges and $14 million of salary and medical costs as discussed above.
Fleet impairment charges in the 2020 second quarter and six month period included a non-cash write-down of aircraft and spare parts associated with our regional fleet, principally certain Embraer 140 and Bombardier CRJ200 aircraft, which were retired as a result of the decline in demand for air travel due to the COVID-19 pandemic.
(3)Principally included mark-to-market net unrealized gains and losses associated with certain equity investments and treasury rate lock derivative instruments as well as non-cash charges associated with debt refinancings and extinguishments.

American Airlines Reports Second-Quarter 2021 Financial Results
July 22, 2021

Average Daily Cash Build (Burn)

The Company's average daily cash build (burn) is presented in the table below, which is a non-GAAP measure that management believes is useful information to investors and others in evaluating the Company's liquidity position and cash flows from its core operating performance. The Company defines cash build (burn) as net cash provided by (used in) operating activities, net cash provided by (used in) investing activities and net cash provided by (used in) financing activities, adjusted for (1) Payroll Support Program financial assistance, (2) net purchases (proceeds from sale) of short-term investments and restricted short-term investments, (3) proceeds from issuance of long-term debt, net of deferred financing costs, but excluding aircraft financing, (4) proceeds from issuance of equity, (5) prepayments of long-term debt and (6) other cash flows that are not representative of the Company's core operating performance.

This non-GAAP measure may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP.

3 Months Ended June 30, 2021
(in millions, except days in period)

Net cash provided by operating activities	$3,470
Net cash used in investing activities	(3,883)
Net cash provided by financing activities	444

Adjustments:
Payroll Support Program financial assistance	(2,631)
Net purchases of short-term investments and restricted short-term investments	4,071
Proceeds from issuance of non-aircraft long-term debt, net of deferred financing costs	(1,231)
Proceeds from issuance of equity	(144)
Prepayments of long-term debt	22
Other	—

Total cash build (burn) (1)	$118

Days in period	91

Average daily cash build (burn)	$1

Note: Amounts may not recalculate due to rounding.
(1)Of the total cash build for the three months ended June 30, 2021, approximately $965 million were cash payments for debt amortization and approximately $120 million were cash payments for salary and medical costs principally for the Company's voluntary early retirement programs totaling an equivalent of approximately $12 million of cash burn per day.

American Airlines Reports Second-Quarter 2021 Financial Results
July 22, 2021

American Airlines Group Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)(Unaudited)

	6 Months Ended June 30,
	2021	2020
Net cash provided by (used in) operating activities	$3,644	$(1,076)
Cash flows from investing activities:
Capital expenditures, net of aircraft purchase deposit returns	118	(1,233)
Proceeds from sale-leaseback transactions	163	376
Proceeds from sale of property and equipment	161	148
Purchases of short-term investments	(13,840)	(7,936)
Sales of short-term investments	2,837	2,131
Increase in restricted short-term investments	(404)	(386)
Other investing activities	(71)	(61)
Net cash used in investing activities	(11,036)	(6,961)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	12,096	9,464
Payments on long-term debt and finance leases	(5,040)	(2,477)
Proceeds from issuance of equity	460	1,527
Deferred financing costs	(166)	(84)
Treasury stock repurchases and shares withheld for taxes pursuant to employee stock plans	(13)	(173)
Dividend payments	—	(43)
Other financing activities	121	—
Net cash provided by financing activities	7,458	8,214
Net increase in cash and restricted cash	66	177
Cash and restricted cash at beginning of period	399	290
Cash and restricted cash at end of period (1)	$465	$467

(1)The following table provides a reconciliation of cash and restricted cash to amounts reported within the condensed consolidated balance sheets:

Cash	$325	$462
Restricted cash included in restricted cash and short-term investments	140	5
Total cash and restricted cash	$465	$467

American Airlines Reports Second-Quarter 2021 Financial Results
July 22, 2021

American Airlines Group Inc.
Condensed Consolidated Balance Sheets
(In millions, except shares)

	June 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash	$325	$245
Short-term investments	17,625	6,619
Restricted cash and short-term investments	999	609
Accounts receivable, net	1,249	1,342
Aircraft fuel, spare parts and supplies, net	1,789	1,614
Prepaid expenses and other	660	666
Total current assets	22,647	11,095

Operating property and equipment
Flight equipment	37,577	37,816
Ground property and equipment	9,132	9,194
Equipment purchase deposits	714	1,446
Total property and equipment, at cost	47,423	48,456
Less accumulated depreciation and amortization	(17,218)	(16,757)
Total property and equipment, net	30,205	31,699

Operating lease right-of-use assets	7,958	8,039

Other assets
Goodwill	4,091	4,091
Intangibles, net	2,008	2,029
Deferred tax asset	3,631	3,239
Other assets	1,924	1,816
Total other assets	11,654	11,175
Total assets	$72,464	$62,008

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Current maturities of long-term debt and finance leases	$2,798	$2,797
Accounts payable	2,172	1,196
Accrued salaries and wages	1,580	1,716
Air traffic liability	7,095	4,757
Loyalty program liability	2,632	2,033
Operating lease liabilities	1,587	1,651
Other accrued liabilities	3,657	2,419
Total current liabilities	21,521	16,569

Noncurrent liabilities
Long-term debt and finance leases, net of current maturities	37,201	29,796
Pension and postretirement benefits	6,627	7,069
Loyalty program liability	6,674	7,162
Operating lease liabilities	6,711	6,777
Other liabilities	1,397	1,502
Total noncurrent liabilities	58,610	52,306

Stockholders' equity (deficit)
Common stock, 647,446,499 shares outstanding at June 30, 2021	6	6
Additional paid-in capital	7,200	6,894
Accumulated other comprehensive loss	(6,997)	(7,103)
Retained deficit	(7,876)	(6,664)
Total stockholders' deficit	(7,667)	(6,867)
Total liabilities and stockholders’ equity (deficit)	$72,464	$62,008